                                                                     EXHIBIT 5.1

                       [Letterhead of Alston & Bird LLP]

                                April 22, 2002

Crescent Banking Company
251 Highway 515
Jasper, Georgia  30143

     Re:  Registration Statement on Form S-2, Commission File No. 333-72300

Ladies and Gentlemen:

          We have acted as counsel to Crescent Banking Company, a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, for issuance and sale by the Company.

          We have examined the Company's Articles of Incorporation, as amended, and Amended and Restated Bylaws, records of proceedings of the Company's Board of Directors, or committees thereof, deemed by us to be relevant to this opinion, the Registration Statement and other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

          As to certain factual matters relevant to this opinion, we have relied upon certificates and statements of officers of the Company and certificates of public officials.

          Our opinion is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

          The only opinion rendered by us consists of those matters expressly set forth in the immediately following paragraph, and this opinion may not be used, circulated, quoted, reproduced or otherwise relied upon for any purpose other than the offer and sale of the Shares registered under the Registration Statement without our prior express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is rendered as of the date hereof, and we have no obligation to update it.

          Based upon the foregoing, and subject to the limitations set forth herein, it is our opinion that the Shares have been legally authorized and, when paid for, issued and sold in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Commission's rules and regulations thereunder.


                                   ALSTON & BIRD LLP

                                   By: /s/ Ralph F. MacDonald, III
                                       ------------------------------------
                                       Ralph F. MacDonald, III, Partner



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